UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 2B, 29/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

Elixir Gaming Technologies, Inc. (“Elixir Gaming” or “the Company”), a provider of gaming technology solutions to the Pan-Asian gaming industry, announced today that Tropical Storm Ondoy (international name Ketsana), which struck the Philippines on Saturday, September 26, 2009 and resulted in record flooding in the last 40 years in areas including metro Manila, has temporarily impacted the Company’s operations in this market.

While the Company’s venues experienced minor damage as a result of the storm, Elixir Gaming anticipates its venues to gradually resume normal business activity in the next couple of weeks. Only two of the Company’s venues in operation suffered some water damage and damage to its machines and equipment was minimal.  Despite the impact from the storm and the effect of the previously announced adverse weather conditions in recent months in the Philippines, the Company remains on track to achieve total gaming participation revenue for the third quarter of 2009 approximately in line with second quarter 2009 levels.

On September 28, 2009, the Company issued a press release announcing the impact of Tropical Storm Ondoy.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01               Financial Statements and Exhibits

(d)                                    The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
99.1	Company press release	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: September 28, 2009	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer